REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of
Alpine Series Trust and Alpine Income Trust:
In planning and performing our audits of
the financial statements of Alpine Series
Trust, including the Alpine Dynamic Balance Fund,
Alpine Dynamic Dividend Fund, Alpine Dynamic
Financial Services Fund, Alpine Dynamic Innovators
Fund, Alpine Dynamic Transformations Fund,
and Alpine Accelerating Dividend Fund; and
Alpine Income Trust, including the Alpine
Municipal Money Market Fund and Alpine Ultra
Short Tax Optimized Income Fund
(collectively the Funds) as of and for the
year ended October 31, 2011, in accordance
with the standards of the Public Company
Accounting Oversight Board (United States),
we considered the Funds internal control
over financial reporting, including control
over safeguarding securities, as a basis
for designing our auditing procedures for
the purpose of expressing our opinion on
the financial statements and to comply
with the requirements of Form NSAR,
but not for the purpose of expressing
an opinion on the effectiveness of the Funds
internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.
In fulfilling this responsibility, estimates
and judgments by management are required to
assess the expected benefits and related
costs of controls. A companys internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in accordance
with generally accepted accounting principles.
A companys internal control over financial
reporting includes those policies and procedures
that (1) pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the transactions
and dispositions of the assets of the company;
(2) provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial statements
in accordance with generally accepted
accounting principles, and that receipts
and expenditures of the company are being
made only in accordance with authorizations
of management and directors of the company;
and (3) provide reasonable assurance regarding
prevention or timely detection of unauthorized
acquisition, use, or disposition of a companys
assets that could have a material effect
on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements. Also,
projections of any evaluation of effectiveness
to future periods are subject to the risk that
controls may become inadequate because of
changes in conditions, or that the degree
of compliance with the policies or procedures
may deteriorate.
A deficiency in internal control over
financial reporting exists when the design
or operation of a control does not allow
management or employees, in the normal course
of performing their assigned functions, to
prevent or detect misstatements on a timely
basis. A material weakness is a deficiency, or
a combination of deficiencies, in internal
control over financial reporting, such that
there is a reasonable possibility that a material
misstatement of the companys annual or interim
financial statements will not be prevented
or detected on a timely basis.
Our consideration of the Funds internal
control over financial reporting was for
the limited purpose described in the first
paragraph and would not necessarily disclose
all deficiencies in internal control that might
be material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States). However,
we noted no deficiencies in the Funds internal
control over financial reporting and its
operation, including controls for safeguarding
securities, that we consider to be a material
weakness, as defined above, as of October 31, 2011.
This report is intended solely for
the information and use of management and
the Board of Trustees of the Funds and
the Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.
/s/ Deloitte and Touche LLP
Milwaukee, Wisconsin
December 30, 2011